UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2021

CNL STRATEGIC CAPITAL, LLC

(Exact name of registrant as specified in its charter)

delaware	333-222986	32-0503849
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.01 is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 9, 2021, we, through our wholly-owned subsidiary, Clarion Strategic Capital EquityCo, LLC, acquired an approximately 99% indirect equity ownership interest in Clarion Safety Systems, LLC (“Clarion”). The remaining indirect equity ownership in Clarion in an amount equal to approximately $0.5 million (the “Clarion Management Rollover Amount”) is held by members of the Clarion executive management team.

In connection with the transaction, our indirect subsidiary, Clarion Safety Buyer, LLC (the “Clarion Buyer”) entered into a Unit Purchase Agreement (the “Purchase Agreement”) with the pre-closing members of Clarion (the “Clarion Sellers”) and Clarion Investment Holdings, LLC, as the seller representative, pursuant to which the Clarion Buyer paid aggregate consideration of approximately $67.5 million less the Clarion Management Rollover Amount, subject to certain net working capital, transaction expenses, and other customary post-closing purchase price adjustments (the “Clarion Acquisition”). The Purchase Agreement contains customary representations, warranties, and covenants by the Clarion Buyer and the Clarion Sellers. The foregoing is a brief description of the terms of the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement. A copy of the Purchase Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Our investment in Clarion is comprised of an indirect common equity interest investment of approximately $46.8 million and a concurrent debt investment of approximately $22.5 million made through our wholly-owned subsidiary, Clarion Strategic Capital DebtCo, LLC, in the form of a senior secured note issued jointly and severally by the Clarion Buyer and Clarion.

In connection with the Clarion Acquisition, we issued a press release dated December 9, 2021, a copy of which is attached herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Purchase Agreement dated December 9, 2021 (Filed herewith.)
99.1	Press Release dated December 9, 2021 (Filed herewith.)

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the items described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on the beliefs and assumptions of the our management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. Any forward-looking statement made by us in this Current Report is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Important risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with our ability to pay distributions and the sources of such distribution payments, our ability to locate and make suitable investments, the ongoing and potential impact of the COVID-19 pandemic on the economy and the broader financial markets, which may have a significant negative impact on our (and our businesses’) financial condition, results of operations, cash flows and net asset value per share and other risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020 and the other documents filed by us with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2021		CNL Strategic Capital, LLC a Delaware limited liability company

	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar
Chief Executive Officer